EXHIBIT 12
DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                    Three Months        Year
                                        Ended           Ended
                                      January 31      October 31
                                    1998      1997       1997
                                     (In thousands of dollars)
Earnings:
 Income of consolidated group
  before income taxes
  and changes in accounting       $320,896  $285,254  $1,507,070
 Dividends received from less-
  than-fifty percent owned
  affiliates                           329     1,228       3,591
 Fixed charges excluding
  capitalized interest             117,912    97,004     433,673
Total earnings                    $439,137  $383,486  $1,944,334


Fixed charges:
 Interest expense of con-
  solidated group including
  capitalized interest            $115,372  $ 94,855  $  422,588
 Portion of rental charges
  deemed to be interest              3,184     2,149      11,497
Total fixed charges               $118,556  $ 97,004  $  434,085


Ratio of earnings to
 fixed charges*                       3.70      3.95        4.48

The computation of the ratio of earnings to fixed charges is based on applicable amounts of the Company and its consolidated subsidiaries plus dividends received from less-than-fifty percent owned affiliates. "Earnings" consist of income before income taxes, the cumulative effect of changes in accounting and fixed charges excluding capitalized interest. "Fixed charges" consist of interest on indebtedness, amortization of debt discount and expense, an estimated amount of rental expense which is deemed to be representative of the interest factor, and capitalized interest.

* The Company has not issued preferred stock. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios presented above.

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EXHIBIT 12
DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                              Year
                                              Ended
                                            October 31
                                       1996             1995
                                     (In thousands of dollars)
Earnings:
 Income of consolidated group
  before income taxes
  and changes in accounting        $1,286,634       $1,092,751
 Dividends received from less-
  than-fifty percent owned
  affiliates                            7,937            2,023
 Fixed charges excluding
  capitalized interest                410,764          399,056
Total earnings                     $1,705,335       $1,493,830


Fixed charges:
 Interest expense of con-
  solidated group including
  capitalized interest             $  402,168       $  392,408
 Portion of rental charges
  deemed to be interest                 8,596            6,661
Total fixed charges                $  410,764       $  399,069


Ratio of earnings to
 fixed charges*                          4.15             3.74

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
EXHIBIT 12
DEERE & COMPANY AND CONSOLIDATED SUBSIDIARIES

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                              Year
                                              Ended
                                            October 31
                                       1994             1993
                                     (In thousands of dollars)
Earnings:
 Income of consolidated group
  before income taxes
  and changes in accounting        $  920,920         $272,345
 Dividends received from less-
  than-fifty percent owned
  affiliates                            2,329            1,706
 Fixed charges excluding
  capitalized interest                310,047          375,238
Total earnings                     $1,233,296         $649,289


Fixed charges:
 Interest expense of con-
  solidated group including
  capitalized interest             $  303,080         $369,325
 Portion of rental charges
  deemed to be interest                 7,008            6,127
Total fixed charges                $  310,088         $375,452


Ratio of earnings to
 fixed charges*                          3.98             1.73

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